Exhibit 99.1
    Pericom Semiconductor Reports Fiscal Fourth Quarter and Annual Results

    SAN JOSE, Calif., July 29 /PRNewswire-FirstCall/ -- Pericom Semiconductor Corporation (Nasdaq: PSEM) today announced results for its fiscal fourth quarter and year ended June 30, 2003.

    Under generally accepted accounting principles (GAAP), net revenues for the fourth quarter were $11,506,000, up slightly from $11,492,000 in the previous quarter and down 11% from $12,967,000 in the comparable period last year. Net loss for the quarter was $370,000, or ($0.01) per share, compared to a net loss of $631,000, or ($0.02) per share, in the previous quarter and versus a net loss of $694,000, or ($0.03) per share, in the comparable period a year ago. For the twelve months ended June 30, 2003 net revenues were $44,958,000, down 6% from $47,589,000 in the previous fiscal year. For the twelve months ended June 30, 2003, net loss was $4,327,000 or ($0.17) per share as compared with a net loss of $5,267,000 or ($0.21) per share in the previous fiscal year.

    Pericom management believes pro forma financial information is useful to investors because it illuminates the underlying operational trends by excluding significant non-recurring or otherwise unusual transactions. The following results reflect certain pro forma adjustments for the three-month period ended June 30, 2002 and the twelve-month periods ending June 30, 2002 and June 30, 2003. There were no pro forma adjustments for the June 2003 or March 2003 quarters. The amount and nature of these pro forma items are explained in the reconciliation of pro forma and GAAP financial results that appears in the financial statements portion of this release.

    On a pro forma basis, net revenues for the fourth quarter were $11,506,000, up slightly from $11,492,000 in the previous quarter and down 11% from $12,967,000 in the comparable period last year. Pro forma net loss for the fourth quarter was $370,000 or ($0.01) per share compared to a pro forma net loss of $631,000, or ($0.02) per share, in the previous quarter and a pro forma net loss of $118,000, or ($0.00) per share, in the comparable period last year. For the twelve months ended June 30, 2003 pro forma net revenues of $44,958,000 were down 12% from pro forma net revenues of $50,807,000 for the previous fiscal year. Pro forma net loss for the twelve months ended June 30, 2003 was $2,739,000, or ($0.11) per share, as compared with pro forma net loss of $473,000, or ($0.02) per share, for the twelve months ended June 30, 2002.

    Alex Hui, President and Chief Executive Officer of Pericom said, "The business environment continues to be challenging. The timing of a sustained global economic recovery remains elusive. We are committed to a number of major programs that are key to our growth strategy, although the timing of the ramp to volume production is difficult to predict. Many of these opportunities involve our new product offerings that are being well received across multiple product lines and markets. Our confidence in the future is supported by a strong balance sheet with ample cash reserves, an excellent customer base, an increasing product portfolio and technical capabilities augmented by our pending acquisition of Saronix LLC, strong presence in Asian markets, and sufficient operating capacity."

    NEW PRODUCTS

    The company developed 10 new products during the quarter aimed at key server, notebook, networking, and communication markets. Eight of these products were proprietary.

    -- Pericom began sampling to industry leading PC Notebook and PC peripheral suppliers a new USB 2.0 switching solution as part of Pericom's Silicon Switch product line. The USB 2.0 product introductions reinforce Pericom's commitment to provide industry leading Application Specific Switching solutions.
    -- Complimented our Clock product line with a 500MHz, low jitter, and low skew PLL clock generator targeted toward the networking space.
    -- We rounded out our LVTC product offering by introducing 4 new 8-bit logic products. These new products along with our previously introduced 16 bit LVTC products offer Telecom and Networking customers a lower power equivalent performance solution to replace high power consuming BiCMOS LVT based logic.
    -- We continue to enhance our leadership position in Register Logic and Clock drivers for the DDRI and DDRII memory market used in Server platforms. The PI74SSTU32864 register and PI6CU877 PLL clock products continue to be well received by Tier 1 and Tier 2 DIMM memory module suppliers. This market is expected to gain further momentum in 2004 as Server platforms migrate from DDRI-333 MHz memory modules to DDRII-400 MHz memory modules.

    SEPTEMBER 2003 QUARTER OUTLOOK

    -- We entered the September quarter with less backlog than the previous quarter, and are thus dependent on a higher level of turns to achieve a flat sequential quarter. Indications are that turns will occur later in the quarter, therefore with low turns visibility at this time our revenue guidance range is between $10.0 million and $11.0 million.
    -- Gross margin should remain in the 30% range but continues to be highly dependent on product mix and pricing.
    -- Operating expenses are expected to increase slightly.
    -- Other income will be approximately $1.0 million.

    Pericom will adhere to Regulation Fair Disclosure. The company will provide its investors and analysts with guidance in the areas of total revenues, gross margin, operating expenses and other income each quarter in our earnings releases and in our conference calls. We will not provide further guidance or updates during the quarter unless we do so via a press release.

    NOTE: Our Fourth Quarter Results telephone conference call will begin at 1:45 p.m. PDT today. The conference call may be accessed by calling 800-949-8963 and referencing conference number 1698745. A replay of the Fourth Quarter Results conference call will be available for 7 days commencing from 4:00 PM PDT today. The replay telephone number is 800-642-1687 (domestic) or 706-645-9291 (international) and the access code is 1698745. Please note also that the conference call will be simultaneously Webcast live at: www.pericom.com/investors and at www.firstcallevents.com/service/ajwz384908546gf12.html followed by on-demand Webcast beginning at 4:00 p.m. Pacific Daylight Time today through August 28, 2003 on either site (Webcast requires Windows MediaPlayer).

    Pericom Semiconductor Corporation designs and develops high-performance interface integrated circuits used for the transferring, routing, and timing of high-speed digital and analog signals within and between computer, networking, and multimedia systems. Pericom's products are essential for full utilization of the speed and bandwidth built into today's Microprocessors, Memory IC's, LAN's, and WAN's. Company headquarters are located in San Jose, California, and its products are distributed worldwide. Visit www.pericom.com/partners for a complete list of sales partners. Phone: 800-435-2336; Fax: 408-435-1100; Email: solutions@pericom.com; Website: www.pericom.com.

    This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the caption 'September 2003 Quarter Outlook' and statements regarding the Company's future growth, revenue and earnings improvement, our making of strategic investments and the expectation of future benefit from them, that our product portfolio will continue to increase and that new products will be successful, our maintaining of our balance sheet, our being well positioned to benefit when end markets recover and the impending acquisition of Saronix LLC. The company's actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including continued softness in demand for our products, a continuation of price erosion for certain of our products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. Although Pericom believes that its expectations are based on reasonable assumptions, it can give no assurance that anticipated results will occur. All forward-looking statements included in this document are made as of the date hereof, based on information available to the company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 30, 2002, our quarterly filings of Form 10-Q for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 and, in particular, the risk factors sections of those filings.
                      Pericom Semiconductor Corporation
                 Consolidated Statements of Operations - GAAP
                    (In thousands, except per share data)
                                 (unaudited)

                                                             Twelve Months
                                    Three Months Ended           Ended
                                 Jun 30,  Mar 31,  Jun 30,  Jun 30,  Jun 30,
                                  2003     2003     2002     2003     2002
    Net revenues                 $11,506  $11,492  $12,967  $44,958  $47,589
    Cost of revenues               8,027    8,028    8,294   31,468   33,871
       Gross profit                3,479    3,464    4,673   13,490   13,718
    Operating expenses:
       Research and development    2,871    2,758    2,958   11,346   11,663
       Selling, general and
        administrative             2,654    2,673    2,949   11,284   11,778
       Restructuring charge          ---      ---      ---    1,431      ---
            Total                  5,525    5,431    5,907   24,061   23,441
    Loss from operations          (2,046)  (1,967)  (1,234) (10,571)  (9,723)
    Other income, net              1,323    1,024    1,052    4,503    4,144
    Recovery (write down) of
     nonmarketable investment        116       (1)    (900)  (1,025)  (2,650)
    Loss before income taxes        (607)    (944)  (1,082)  (7,093)  (8,229)
    Income tax benefit              (237)    (313)    (388)  (2,766)  (2,962)
    Net loss                       $(370)   $(631)   $(694) $(4,327) $(5,267)
    Basic and diluted loss per
     share                        $(0.01)  $(0.02)  $(0.03)  $(0.17)  $(0.21)
    Shares used in computing
     basic and diluted loss
     per share                    25,705   25,717   25,530   25,721   25,339

                      Pericom Semiconductor Corporation
              Consolidated Statements of Operations - Pro Forma
                    (In thousands, except per share data)
                                 (unaudited)

                                                             Twelve Months
                                    Three Months Ended           Ended
                                 Jun 30,  Mar 31,  Jun 30,  Jun 30,  Jun 30,
                                  2003     2003     2002     2003     2002
    Net revenues                 $11,506  $11,492  $12,967  $44,958  $50,807
    Cost of revenues               8,027    8,028    8,294   31,409   32,773
       Gross profit                3,479    3,464    4,673   13,549   18,034
    Operating expenses:
       Research and development    2,871    2,758    2,958   11,346   11,458
       Selling, general and
        administrative             2,654    2,673    2,949   11,217   11,497
            Total                  5,525    5,431    5,907   22,563   22,955
    Loss from operations          (2,046)  (1,967)  (1,234)  (9,014)  (4,921)
    Other income, net              1,323    1,024    1,052    4,503    4,184
    Recovery (write down) of
     nonmarketable investment        116       (1)     ---       64      ---
    Loss before income taxes        (607)    (944)    (182)  (4,447)    (737)
    Income tax benefit              (237)    (313)     (64)  (1,708)    (264)
    Net loss                       $(370)   $(631)   $(118) $(2,739)   $(473)
    Basic and diluted loss per
     share                        $(0.01)  $(0.02)  $(0.00)  $(0.11)  $(0.02)
    Shares used in computing
     basic and diluted loss
     per share                    25,705   25,717   25,530   25,721   25,339

                      Pericom Semiconductor Corporation
   Reconciliation of Net Loss In Accordance With GAAP to Pro Forma Net Loss
                                (In thousands)
                                 (unaudited)

                                                             Twelve Months
                                      Three Months Ended         Ended
                                    Jun 30, Mar 31, Jun 30, Jun 30,  Jun 30,
                                      2003    2003   2002    2003     2002
    Net loss in accordance with GAAP  $(370)  $(631) $(694) $(4,327) $(5,267)
    Workforce reduction (Note 1)                                126      334
    Restructuring charge (Note 2)                             1,431
    Investment write off (Note 3)                      900    1,089    2,690
    Unusual charges to revenue
     (Note 4)                                                          3,218
    Inventory reserves (Note 5)                                        1,050
    Legal costs (Note 6)                                                 200
    Income tax benefit (Note 7)                       (324)  (1,058)  (2,698)
    Net loss on a Pro Forma basis     $(370)  $(631) $(118) $(2,739)   $(473)

    Notes to pro forma adjustments:

    Note 1: In October 2001 and November 2002 we reduced our total workforce by approximately 10% in each month.

    Note 2: In December 2002 we recorded a non-recurring charge related to an unused leased facility.

    Note 3: In June 2002 and December 2002 we wrote off in their entirety investments in other companies that were deemed to be impaired and in the quarter ended March 31, 2002 we wrote off a loan and accrued interest receivable that was deemed to be impaired.

    Note 4: In December 2001 we recorded unusual charges against revenue to address inventory and pricing issues in our distribution channel that were due to the significant drop-off in business activity.

    Note 5: In December 2001 we recorded additional inventory write downs due to the prolonged decline in end-market demand and inventory corrections in our sales channels.

    Note 6: In the quarter ended December 31, 2001 we settled a patent infringement suit filed by a competitor.

    Note 7: Reduction of the tax benefit relating to the pro forma adjustments above.
                      Pericom Semiconductor Corporation
                    Condensed Consolidated Balance Sheets
                                (In thousands)
                                                   As of              As of
                                               Jun 30, 2003     June 30, 2002*
                                                (unaudited)
                   Assets
    Current Assets:
          Cash, cash equivalents, and
           short-term investments                 $148,990           $155,812
          Accounts receivable                        4,302              5,852
          Inventories                                9,963              9,339
          Prepaid expenses and other
           current assets                            1,301              1,298
          Deferred income taxes                      1,401              2,600
                Total current assets               165,957            174,901
    Property and equipment, net                      6,305              8,608
    Investment in and advances to joint
     venture                                         6,506              7,245
    Other assets                                    11,468              2,991
                Total assets                      $190,236           $193,745
                Liabilities and Shareholders' Equity
    Current liabilities:
          Accounts payable                          $4,170             $4,544
          Accrued liabilities                        3,124              2,840
                Total current
                 liabilities                         7,294              7,384
    Deferred income taxes                                0                639
    Other long term liabilities                        619                  0
                Total liabilities                    7,913              8,023
    Shareholders' equity:
          Common stock                             139,401            139,345
          Retained earnings and other               42,922             46,377
                Total shareholders'
                 equity                            182,323            185,722
                Total liabilities and
                 shareholders' equity             $190,236           $193,745

    * Derived from the June 30, 2002 audited consolidated financial statements SOURCE Pericom Semiconductor Corporation
    -0-                             07/29/2003
    /CONTACT: Patrick B. Brennan, VP Investor Relations of Pericom Semiconductor Corporation, +1-408-435-0800, or fax, +1-408-435-1100/
    /Web site:  http://www.pericom.com /
    (PSEM)
CO:  Pericom Semiconductor Corporation
ST:  California
IN:  ECP CPR SEM HRD
SU:  ERN CCA ERP